The Cannabist Company Reports Third Quarter 2025 Results

November 10, 2025

CHELMSFORD, Mass.--(BUSINESS WIRE)--Nov. 10, 2025-- The Cannabist Company Holdings Inc. (Cboe CA: CBST) (OTCQB: CBSTF) ("The Cannabist Company" or the "Company"), one of the most experienced cultivators, manufacturers and retailers of cannabis products in the U.S., today reported its financial and operating results for the third quarter ended September 30, 2025. All financial information presented in this release is in U.S. GAAP, unaudited, and in thousands of U.S. dollars, unless otherwise noted.

Third Quarter 2025 Financial Highlights (in $ thousands, excl. margin items):

	For the Three Months Ended		
	Sept 30, 2025	June 30, 2025	Sept 30, 2024
Revenue	$ 79,912	$ 86,350	$ 114,783
Gross Profit	$ 22,911	$ 17,153	$ 43,810
Adj. Gross Profit[1,2]	$ 25,667	$ 28,553	$ 43,810
Adj. Gross Margin[1,2]	32.1 %	33.1 %	38.2 %
Income (Loss) from Operations	$ (12,030)	$ (15,837)	$ (5,626)
Net Income (Loss)	$ (14,655)	$ (77,386)	$ (1,763)
Adj. EBITDA[1,2]	$ 3,041	$ 8,483	$ 14,815

[1] Denotes a Non-GAAP measure. See "Non-GAAP Financial Measures" in this press release for more information regarding the Company's use of non-GAAP financial measures, as well as Table 4 for reconciliation, where applicable.

[2] Both Adj. Gross Profit and Adj. EBITDA exclude $2.7 million in Q3 2025 and $11.4 million in Q2 2025; see the Company's Quarterly Report on Form 10-Q for the period ended September 30, 2025 for additional disclosure.

"During the third quarter, we demonstrated improvements in some areas of our business, despite a challenging operating environment. A highlight of the third quarter was the start of Adult Use in Delaware on August 1. Retail gross margin improved sequentially as a result of more disciplined discounting, but inventory reduction initiatives in wholesale contributed to sequential gross margin compression. We continued to make progress in footprint optimization, with the opening of our sixth location in Ohio and the sale of three dispensaries in Pennsylvania, as we shift to a wholesale focus in that market and retain exposure for an eventual adult use transition. Subsequent to quarter close, we opened our seventh retail location in Ohio, with one more in development," said David Hart, CEO of The Cannabist Company.

He continued, "During the quarter, the sale of our three locations in Pennsylvania contributed more than $8 million in net cash to the balance sheet. Subsequent to quarter close, we are pleased to announce the finalization of our exit from the Florida market, with the closing on the sale of our remaining interests for gross proceeds of $11 million. As we have said before, we are focused on managing liquidity and proactively addressing the balance sheet, while continuing the process of optimizing our operating footprint. We will continue to pursue additional measures to take costs out of the business and right-size operations, which may include additional divestitures and other strategic alternatives."

Top 5 Markets by Revenue in Q3[3]: Colorado, Maryland, New Jersey, Ohio, Virginia

Top 5 Markets by Adjusted EBITDA in Q3[3]: Delaware, Maryland, New Jersey, Ohio, Virginia

[3] Markets are listed alphabetically

Financial Highlights for Third Quarter 2025

Third quarter revenue of $79.9 million, a decrease of 7.5% compared to Q2, as a result of the sale of three retail locations in Pennsylvania and price compression in core markets during the quarter. Adjusted Gross Margin in the third quarter was 32%, down from 33% in Q2, largely due to the price compression. Adjusted EBITDA in Q3 of $3.0 million, compared to $8.5 million in Q2. Capital expenditures in the third quarter were $200,000, compared to $1.8 million in Q2. The Company ended the second quarter with $17.8 million in cash, compared to $15.5 million at the end of Q2. On August 18, the Company closed the transaction for the sale of its Pennsylvania affiliate, resulting in the sale of three dispensaries for approximately $10 million in cash, paid at closing, as well as the signing of a concurrent supply agreement; as a result, the Company has transitioned to a wholesale model in Pennsylvania, retaining exposure for an eventual transition to adult use in that market. Subsequent to quarter close, on November 10, the Company completed the sale of its leasehold interest and equipment in the Lakeland, Florida cultivation facility for gross cash proceeds of $11 million, with the potential for an additional $1 million contingent payment in the event of an adult use program in Florida. Operational Highlights for Third Quarter 2025 For Q2 2025, wholesale revenue decreased 20% sequentially to $14.6 million, down from $18.4 million in Q2; wholesale accounted for approximately 18% of total revenue, compared to 21% in Q2. On August 1, the Company celebrated the start of adult-use sales in all three retail locations in Delaware. In September, the Company expanded its brand partnership with COAST Cannabis Co., launching edibles in New Jersey, following the successful launch of edibles in Maryland during Q2, and also launched a brand partnership with Queen Mary’s wellness-focused cannabis products in Colorado. Efforts continue to rationalize SKUs and improve pricing architecture across our markets. As a result of the sale of 3 retail locations in Pennsylvania and opening one location in Norwalk, Ohio during the quarter, the quarter-end active retail count was 51, compared to 53 at the end of Q2. Subsequent to quarter close, the Company opened its seventh retail location in Ohio, bringing the current active retail count to 52 locations. The Company has additional retail locations in development, including one in Virginia and one in Ohio. Conference Call and Webcast Details The Company will host a conference call on Monday, November 10, 2025 at 4:30 p.m. ET to discuss financial and operating results for the third quarter of 2025. To access the live conference call via telephone, participants must pre-register at https://register-conf.media-server.com/register /BI28a3beeda3b34cde91afa7cb571094fc. After registering, instructions will be shared on how to join the call for those who wish to dial in. A live audio webcast of the call will also be available in the Investor Relations section of the Company's website at https://investors.cannabistcompany.com/ or at https://edge.media-server.com/mmc/p/rcifgkae. A replay of the audio webcast will be available in the Investor Relations section of the Company’s website approximately 2 hours after completion of the call and will be archived for 30 days. About The Cannabist Company (f/k/a Columbia Care) The Cannabist Company, formerly known as Columbia Care, is one of the most experienced cultivators, manufacturers and providers of cannabis products and related services, with licenses in 12 U.S. jurisdictions. The Company operates 77 facilities including 61 dispensaries and 16 cultivation and manufacturing facilities, including those under development. Columbia Care, now The Cannabist Company, is one of the original multi-state providers of cannabis in the U.S. and now delivers industry-leading products and services to both the medical and adult-use markets. In 2021, the Company launched Cannabist, its retail brand, creating a national dispensary network that leverages proprietary technology platforms. The company offers products spanning flower, edibles, oils and tablets, and manufactures popular brands including dreamt, Seed & Strain, Triple Seven, Hedy, gLeaf, Classix, Press, and Amber. For more information, please visit www.cannabistcompany.com. Non-GAAP Financial Measures In this press release, the Company refers to certain non-GAAP financial measures, including Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Gross Profit and Adjusted Gross Margin. The Company considers certain non-GAAP measures to be meaningful indicators of the performance of its business. These measures are not recognized measures under GAAP, do not have a standardized meaning prescribed by GAAP and may not be comparable to (and may be calculated differently by) other companies that present similar measures. Accordingly, these measures should not be considered in isolation from nor as a substitute for our financial information reported under GAAP. These non-GAAP measures are used to provide investors with supplemental measures of our operating performance and thus highlight trends in our business that may not otherwise be apparent when relying solely on GAAP measures. These supplemental non-GAAP financial measures should not be considered superior to, as a substitute for, or as an alternative to, and should be considered in conjunction with, the GAAP financial measures presented. We also recognize that securities analysts, investors and other interested parties frequently use non-GAAP measures in the evaluation of companies within our industry. With respect to non-GAAP financial measures, the Company defines EBITDA as net income (loss) before (i) depreciation and amortization; (ii) income taxes; and (iii) interest expense and debt amortization. Adjusted EBITDA is defined as EBITDA before (i) share-based compensation expense; (ii) goodwill and intangible impairment, (iii) adjustments for acquisition and other non-core costs; (iv) gain on remeasurement of contingent consideration, net, (v) fair value changes on derivative liabilities; and (vi) fair value mark-up for acquired inventory. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by Revenue. Adjusted Gross Profit is defined as gross profit before the fair mark-up for acquired inventory. Adjusted Gross Margin is defined as gross margin before the fair mark-up for acquired inventory.

The Company views these non-GAAP financial measures as a means to facilitate management’s financial and operational decision-making, including evaluation of the Company’s historical operating results and comparison to competitors’ operating results. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the reconciliations to the corresponding GAAP financial measure, may provide a more complete understanding of factors and trends affecting the Company’s business. The determination of the amounts that are excluded from these non-GAAP financial measures are a matter of management judgment and depend upon, among other factors, the nature of the underlying expense or income amounts. Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, management strongly encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety. Reconciliations of non-GAAP financial measures to their nearest comparable GAAP measures are included in this press release and a further discussion of some of these items is contained in our annual report on Form 10-K and in subsequent quarterly securities filings. Caution Concerning Forward-Looking Statements This press release contains certain statements that constitute forward-looking information or forward looking statements within the meaning of applicable securities laws and reflect the Company’s current expectations regarding future events. Statements concerning the Company’s objectives, goals, strategies, priorities, intentions, plans, beliefs, expectations and estimates, and the business, operations, financial performance and condition of the Company are forward-looking statements. The words “believe”, “expect”, “anticipate”, “estimate”, “intend”, “may”, “will”, “would”, “could”, “should”, “continue”, “plan”, “goal”, “objective”, and similar expressions and the negative of such expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward looking statements in this press release include, among others, statements related to: the Company’s recently completed debt restructuring transaction; the Company’s liquidity; the Company’s review of strategic alternatives; the Company’s corporate restructuring and related expected savings; the divestiture of certain of the Company’s Florida assets and expected impacts thereof; the divestiture of the Company’s Pennsylvania dispensaries and the shift to being solely a wholesale business in that market; adult use sales in Delaware; expectations related to growth, cost management and financial numbers including free cash flow and capital expenditures; our ability to continue to reduce corporate SG&A, reduce leverage, enhance cash flow from operations; the planned opening of additional Cannabist locations; the Company’s ability to reduce debt and maintain compliance with its indenture; our ability to execute on divestiture transactions; and ongoing business expectations. The Company has made assumptions with regard to its ability to execute on initiatives, which although considered reasonable by the Company, may prove to be incorrect and are subject to known and unknown risks and uncertainties that may cause actual results, performance or achievements of the Company to be materially different from those expressed or implied by any forward-looking information. Forward-looking information involves numerous assumptions, including the fact that cannabis remains illegal under federal law; the application of anti-money laundering laws and regulations to the Company; legal, regulatory or political change to the cannabis industry; access to the services of banks; access to public and private capital for the Company; unfavorable publicity or consumer perception of the cannabis industry; expansion into the adult-use markets; the impact of laws, regulations and guidelines; the impact of Section 280E of the Internal Revenue Code; the impact of state laws pertaining to the cannabis industry; the Company’s reliance on key inputs, suppliers and skilled labor; the difficulty of forecasting the Company’s sales; constraints on marketing products; potential cyber-attacks and security breaches; net operating loss and other tax attribute limitations; the impact of changes in tax laws; the volatility of the market price of the common shares of the Company; reliance on management; litigation including existing claims and those which may surface from time to time; future results and financial projections; the impact of global financial conditions and disease outbreaks; projected revenue and expected gross margins, capital allocation, EBITDA break even targets and other financial results; growth of the Company’s operations via expansion; statements relating to the business and future activities of, and developments related to, the Company after the date of this press release, including such things as future business strategy, competitive strengths, goals, expansion and growth of the Company’s business, operations and plans; expectations that planned transactions will be completed as previously announced; expectations regarding cultivation and manufacturing capacity; expectations regarding receipt of regulatory approvals; expectations that licenses applied for will be obtained; potential future legalization of adult-use and/or medical cannabis under U.S. federal law; expectations of market size and growth in the U.S. and the states in which the Company operates; expectations for other economic, business, regulatory and/or competitive factors related to the Company or the cannabis industry generally; the impact of the Company’s plans to reduce debt; and other events or conditions that may occur in the future. Forward-looking statements may relate to future financial conditions, results of operations, plans, objectives, performance or business developments. These statements speak only as at the date they are made and are based on information currently available and on the then-current expectations. Holders of securities of the Company are cautioned that forward-looking statements are not based on historical facts but instead are based on reasonable assumptions and estimates of management of the Company at the time they were provided or made and involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company, as applicable, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Securityholders should review the risk factors discussed under “Risk Factors” in the Company’s Form 10-K for the year ended December 31, 2024, as filed with the applicable securities regulatory authorities and as also described from time to time in other documents filed by the Company with U.S. and Canadian securities regulatory authorities. The purpose of forward-looking statements is to provide the reader with a description of management’s expectations, and such forward-looking statements may not be appropriate for any other purpose. In particular, but without limiting the foregoing, disclosure in this press release as well as statements regarding the Company’s objectives, plans and goals, including future operating results and economic performance may make reference to or involve forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. A number of factors could cause actual events, performance or results to differ materially from what is projected in the forward-looking statements. No undue reliance should be placed on forward- looking statements contained in this press release. Such forward-looking statements are made as of the date of this press release. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law. The Company’s forward-looking statements are expressly qualified in their entirety by this cautionary statement. TABLE 1 - CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in US $ thousands, except share and per share figures, unaudited)     Three Months Ended   Sept 30, 2025 June 30, 2025 Sept 30, 2024 Revenue $ 79,912   $ 86,350   $ 114,783   Cost of sales   (57,001)   (69,197)   (70,973) Gross profit   22,911     17,153     43,810   Selling, general and administrative expenses   (34,941)   (32,990)   (49,557) Profit (loss) from operations   (12,030)   (15,837)   (5,626) Other income (expense), net   3,709     (18,328)   25,701   Income tax benefit (expense)   (6,334)   (43,221)   (21,838) Net income (loss)   (14,655)   (77,386)   (1,763) Net income (loss) attributable to non-controlling interests   (394)   495     97   Net income (loss) attributable to Cannabist Company shareholders $ (14,261) $ (77,881) $ (1,860) Weighted average common shares outstanding - basic and diluted   499,218,628     484,713,110     470,552,039   Earnings per common share attributable to Cannabist Company shareholders - basic and diluted $ (0.03) $ (0.16) $ (0.00)     TABLE 2 - CONDENSED CONSOLIDATED BALANCE SHEET (SELECT ITEMS) (in US $ thousands, unaudited)   Three Months Ended   Sept 30, 2025 June 30, 2025 March 31, 2025 Cash $ 17,761   $ 15,456   $ 33,607   Total current assets   144,733     168,693     194,997   Property and equipment, net   209,043     212,442     228,396   Right of use assets   117,948     120,689     150,254   Total assets   536,509     563,838     696,173   Total current liabilities   162,129     179,007     228,710

Total liabilities   689,458     702,684     726,232   Total equity   (152,949)   (138,846)   (30,059) Total liabilities and equity $ 536,509   $ 563,838   $ 696,173       TABLE 3 - CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (in US $ thousands, unaudited)     Three Months Ended   Sept 30, 2025 June 30, 2025 March 31, 2025 Net cash provided by (used in) operating activities $ (5,244) $ (10,549) $ (19,873) Net cash provided by (used in) investing activities   10,170     17,846     7,443   Net cash provided by (used in) financing activities $ (2,621) $ (10,777) $ (3,429)     TABLE 4 - RECONCILIATION OF US GAAP TO NON-GAAP MEASURES (in US $ thousands, unaudited)     Three Months Ended   Sept 30, 2025 June 30, 2025 Sept 30, 2024 Net income (loss) $ (14,655) $ (77,386) $ (1,763) Income tax (benefit) expense   6,334     43,221     21,838   Depreciation and amortization   8,055     8,205     11,767   Net interest and debt amortization   11,598     18,029     13,127   EBITDA (Non-GAAP) $ 11,332   $ (7,931) $ 44,969     Share-based compensation $ 552   $ 643   $ 2,374   Goodwill and intangible impairment   -     -     -   Adjustments for other acquisition and non-core costs   (2,127)   14,699     (36,723) Gain on remeasurement of contingent consideration, net   -     -     -   Fair value changes on investments and derivative liabilities   (6,716)   1,072     4,195

Fair value mark-up for acquired inventory   -     -     -   Adjusted EBITDA (Non-GAAP) $ 3,041   $ 8,483   $ 14,815     View source version on businesswire.com: https://www.businesswire.com/news/home/20251110486135/en/ Investor Contact Lee Ann Evans, SVP Capital Markets investor@cannabistcompany.com Media Contact media@cannabistcompany.com Source: The Cannabist Company Holdings Inc.